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                                                                Exhibit No. 99.1

                         TRUSTEE STATEMENT OF COMPLIANCE

I, David J. Kolibachuk, acting on behalf of U.S. Bank Trust National Association (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated March 8, 2004, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Series 2004-1 Trust (Goldman Sachs Capital I) during the period from January 1, 2004 to December 31, 2004.

Date: March 28, 2005

                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee of

                                        CABCO Series 2004-1 Trust (Goldman Sachs
                                        Capital I)


                                        By: /s/ David J. Kolibachuk
                                            --------------------------
                                            Name: David J. Kolibachuk
                                            Title: Vice President